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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                         COLORADO INTERSTATE GAS COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                                                84-0173305
(State of incorporation                                     (I.R.S. Employer
   or organization)                                        Identification No.)


         Two North Nevada Avenue
       Colorado Springs, Colorado                              80903-1727
(Address of principal executive offices)                       (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. __X__

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ____


Securities to be registered pursuant to Section 12(b) of the Act:

                                                      Name of each exchange
      Title of each class                              on which each class
      to be so registered                              is to be registered
      -------------------                             ---------------------


    6.85% Senior Debentures                           New York Stock Exchange
       due June 15, 2037



Securities to be registered pursuant to Section 12(g) of the Act:

     None


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Item 1. Description of Registrant's Securities to be Registered.

     The Securities registered consist of $100,000,000 principal amount of 6.85% Senior Debentures, due June 15, 2037, of the Registrant as described in the Prospectus dated September 23, 1996, as filed with the Securities and Exchange Commission on June 26, 1997, under the caption "Description of Debt Securities," on pages 5 through 12 thereof, which is incorporated herein by reference and further described in the Prospectus Supplement dated June 24, 1997, and filed with the Securities and Exchange Commission on June 26, 1997, under the caption "Description of Securities" on pages S-2 through S-5 thereof, which is incorporated herein by reference.

Item 2. Exhibits.

     I.1.a+ Prospectus dated September 23, 1996, filed with the Securities and Exchange Commission on June 26, 1997, and Prospectus Supplement dated June 24, 1997, filed with the Securities and Exchange Commission on June 26, 1997.

     I.1.b+ The Exhibits filed with Form S-3 Registration Statement No. 333-11525, filed with the Securities and Exchange Commission on September 6, 1996.

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+ Incorporated by reference.








                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        COLORADO INTERSTATE GAS COMPANY
                                                 (Registrant)


Date: July 25, 1997                     By:           AUSTIN M. O'TOOLE
                                            -----------------------------------
                                                     Austin M. O'Toole
                                            Senior Vice President and Secretary